Sub-Item 77Q1(a):

Declaration of Trust dated November 5, 2004 (as amended February 25, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant s
Registration Statement as filed with the Securities and Exchange
Commission on June 27, 2014 (Accession Number 0001193125-14-253484).

Amended Schedule B, dated May 14, 2014, to the Declaration of Trust dated
November 5, 2004. Incorporated herein by reference to the Registrant s
Registration Statement as filed with the Securities and Exchange
Commission on May 16, 2014 (Accession Number 0001193125-14-202895).

Amended Schedule B, dated June 25, 2014, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the
Registrant s Registration Statement as filed with the Securities and
Exchange Commission on June 26, 2014 (Accession Number 0001193125-14-
250915).